Exhibit 99.1

FOR IMMEDIATE RELEASE	News Release

Contact:

Jennifer McGuffin

Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports Second Quarter 2014 Results and Increases Dividend By 20 Percent

NAPERVILLE, Ill., July 29, 2014 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, fixed income, convertible and alternative strategies, today reported second quarter 2014 results.

Highlights

The Board of Directors of Calamos Asset Management, Inc. (CAM) increased the regular quarterly dividend by 2.5 cents per share to 15 cents per share, representing an increase of 20%. The dividend is payable on August 25, 2014 to shareholders of record on August 12, 2014.

Non-GAAP diluted earnings per share was $0.22 for the second quarter compared with $0.20 in the previous quarter and $0.22 in the second quarter of 2013.1 Non-GAAP net income attributable to CAM was $4.2 million for the quarter compared with $3.9 million last quarter and $4.5 million in the second quarter of 2013.

GAAP diluted earnings per share was $0.17 for the second quarter of 2014 compared with $0.11 in the previous quarter and $0.09 in the second quarter of 2013. Net income attributable to CAM was $3.2 million for the quarter compared with $2.1 million last quarter and $1.8 million in the second quarter of 2013.

Our total revenues for the current quarter were $63.0 million compared with $63.9 million in the previous quarter and $66.7 million in the second quarter a year ago. Operating margin was 26.4% for the second quarter, 22.0% in the previous quarter and 27.6% in the second quarter of 2013.

Assets Under Management2 were $25.8 billion at June 30, 2014 compared with $26.1 billion at the end of last quarter and $25.8 billion at June 30, 2013. Net outflows were $1.1 billion for the quarter compared with net outflows of $574 million in the previous quarter and net outflows of $2.2 billion in the second quarter of 2013.

[1]	See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $781 million, $791 million, $834 million, and $837 million as of June 30, 2014, March 31, 2014, December 31, 2013, and June 30, 2013, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

Calamos Investments LLC3 (Calamos Investments) completed the share repurchase program that was announced in the first quarter of 2013. A total of 3.0 million shares of CAM’s common stock were repurchased during the program, for a total cost of $34.8 million with an average price of $11.60 per share.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
(in millions)
Ending Assets Under Management	$25,755	$26,147	$25,797
Average Assets Under Management	$25,566	$26,242	$27,192
Net outflows	$(1,072)	$(574)	$(2,196)

(in thousands, except earnings per share)
Total revenues	$63,005	$63,930	$66,690
Total operating expenses	$46,371	$49,854	$48,286
Operating income	$16,634	$14,076	$18,404
Operating margin	26.4%	22.0%	27.6%
Net income attributable to CAM	$3,228	$2,139	$1,841
Non-GAAP net income attributable to CAM	$4,233	$3,913	$4,542
Diluted earnings per share	$0.17	$0.11	$0.09
Non-GAAP diluted earnings per share	$0.22	$0.20	$0.22

Business Commentary

•	We continue to be encouraged by our one-year performance with 79% of Calamos Funds beating the performance average for their respective Morningstar category as of June 30, 2014 compared with 15% a year ago.[4]

	1 Year		3 Years		5 Years		10 Years		Since Inception
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Calamos Funds beating the performance average for their respective Morningstar category as of June 30	79%	15%	15%	15%	33%	45%	38%	43%	53%	64%

[3]	Common stock purchased under our share repurchase program was by Calamos Investments LLC and not directly for the individual, personal accounts of John P. Calamos, Sr.
[4]	Past performance is not a guarantee of future results. See Forward-Looking Statements & Important Risk Disclosures.

•	While we had $1.1 billion of net outflows for the quarter, separate accounts represented $735 million. We are encouraged by inflows in our alternative and convertible strategies which had net inflows of $255 million and $15 million, respectively.

•	Market appreciation was $680 million for the quarter, driven primarily by equity strategies.

•	On July 14, 2014 we launched the Calamos Focus Growth ETF (NASDAQ: CFGE)[5], our first actively managed exchange traded fund. An active equity ETF is in line with our history of anticipating the needs of investors and offering innovative solutions to satisfy those needs. We believe that active equity ETFs are a logical extension of our long-held belief in active management and enable us to serve investors who prefer the ETF product structure and appreciate the benefits of transparency.

Financial Discussion

Operating Income

Second quarter 2014 revenues of $63.0 million decreased 6% from second quarter 2013 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the second quarter were $46.4 million, a decrease of 4% from $48.3 million in the second quarter of 2013 as a result of decreases in employee compensation and benefits and distribution expenses, partially offset by an increase in marketing and sales promotion expenses. Operating income was $16.6 million for the second quarter versus $18.4 million in the second quarter of last year. Operating margin was 26.4% for the second quarter, down from 27.6% in the second quarter of 2013.

Non-Operating Income

Non-operating income (GAAP) was $9.0 million for the second quarter of 2014, as presented in Table B. Non-GAAP non-operating income, net of redeemable non-controlling interest in partnerships,6 was $5.8 million during the second quarter of 2014, as presented in Table B.

Financial Position

As of June 30, 2014, the corporate investment portfolio was $492.6 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries, to fund the company’s share repurchase program and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

[5]	See Forward-Looking Statements & Important Risk Disclosures.
[6]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

As of June 30, 2014, total debt was $92.1 million, of which $46.2 million was repaid on July 15, 2014 as scheduled. Total equity was $449.8 million.

As part of the share repurchase program to acquire up to 3 million shares of the company’s common stock that was completed in the second quarter of 2014, Calamos Investments repurchased 743,055 shares of CAM’s common stock at an average price of $12.63 per share and a total cost of $9.4 million during the second quarter of 2014.

Market Capitalization

As of June 30, 2014, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments, and the remaining 77.8% is privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Tuesday, July 29, 2014. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 800.765.0709 in the U.S. or Canada (913.981.5519 internationally), then entering conference ID #1077226. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #1077226. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, UCITS funds and exchange traded funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Past Performance is not a guarantee of future results. While the investment objective stated in a fund’s prospectus may or may not reflect how the fund actually invests, the Morningstar category is assigned based on the underlying securities in each portfolio. Morningstar categories help investors and investment professionals make meaningful comparisons between funds. Morningstar data: © 2014 Morningstar, Inc. All rights reserved. The information contained herein is proprietary to Morningstar and/or its content providers; may not be copied or distributed; and is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Investments in funds are subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund-specific principal risks are described below. More detailed information can be found in the fund’s prospectus.

The principal risks of investing in the Calamos Focus Growth ETF include: equity securities risk consisting of market prices declining in general, growth stock risk consisting of potential increased volatility due to securities trading at higher multiples, foreign securities risk, premium-discount risk, secondary market trading risk, small- and mid-sized company stock risk, portfolio turnover risk, ADR risk, portfolio selection risk, and other investment companies risk.

Calamos Focus Growth ETF is an exchange traded fund. These products do not sell or redeem their shares at net asset value (NAV) except to authorized participants. Investors may purchase individual shares on an exchange.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

The Calamos Open-End Mutual Funds are distributed by Calamos Financial Services LLC.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1-800-582-6959. Read it carefully before investing.

The Calamos Focus Growth ETF is distributed by Foreside Fund Services LLC.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1.844.922.5226. Read it carefully before investing.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Revenues
Investment management fees	$49,697	$50,278	$52,655
Distribution and underwriting fees	12,642	12,989	13,378
Other	666	663	657

Total revenues	63,005	63,930	66,690
Expenses
Employee compensation and benefits	19,730	23,996	21,380
Distribution expenses	12,307	12,651	13,241
Marketing and sales promotion	4,666	3,705	3,939
General and administrative	9,668	9,502	9,726

Total operating expenses	46,371	49,854	48,286

Operating income	16,634	14,076	18,404
Non-operating income	9,004	118	691

Income before income tax provision	25,638	14,194	19,095
Income tax provision	2,046	1,362	2,575

Net income	23,592	12,832	16,520
Net income attributable to non-controlling interest in Calamos Investments LLC	(17,183)	(10,630)	(15,262)
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	(3,181)	(63)	583

Net income attributable to CAM	$3,228	$2,139	$1,841

Earnings per share:
Basic	$0.18	$0.11	$0.09

Diluted	$0.17	$0.11	$0.09

Weighted average shares outstanding:
Basic	18,243,363	19,079,163	20,030,571

Diluted	19,048,456	19,805,828	20,661,447

Supplemental Information:
Non-GAAP net income attributable to CAM	$4,233	$3,913	$4,542

Non-GAAP diluted earnings per share	$0.22	$0.20	$0.22

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Open-end Funds
Beginning Assets Under Management	$16,009	$16,128	$16,825
Sales	947	1,213	1,112
Redemptions	(1,328)	(1,416)	(2,642)
Market appreciation (depreciation)	444	84	(144)

Ending Assets Under Management	16,072	16,009	15,151

Average Assets Under Management	15,835	16,017	16,109

Closed-end Funds
Beginning Assets Under Management	6,337	6,266	5,734
Sales	44	8	222
Market appreciation (depreciation)	130	63	(128)

Ending Assets Under Management	6,511	6,337	5,828

Average Assets Under Management	6,329	6,290	5,824

Institutional Accounts
Beginning Assets Under Management	2,757	3,081	4,646
Sales	64	93	97
Redemptions	(704)	(452)	(850)
Market appreciation (depreciation)	78	35	(70)

Ending Assets Under Management	2,195	2,757	3,823

Average Assets Under Management	2,392	2,883	4,187

Managed Accounts
Beginning Assets Under Management	1,044	1,068	1,120
Sales	22	19	16
Redemptions	(117)	(39)	(151)
Market appreciation (depreciation)	28	(4)	10

Ending Assets Under Management	977	1,044	995

Average Assets Under Management	1,010	1,052	1,072

Total Assets Under Management
Beginning Assets Under Management	26,147	26,543	28,325
Sales	1,077	1,333	1,447
Redemptions	(2,149)	(1,907)	(3,643)
Market appreciation (depreciation)	680	178	(332)

Ending Assets Under Management	$25,755	$26,147	$25,797

Average Assets Under Management	$25,566	$26,242	$27,192

Ending Assets Under Management by Strategy[7]
U.S. Growth	$8,522	$9,090	$9,483
Global Growth	3,437	3,831	4,935
Convertible	2,430	2,332	2,060
Fixed Income/High Yield	469	478	536
Alternative	4,224	3,921	2,857
Value	162	157	98
Multi-Strategy (Closed-end Funds)	6,511	6,338	5,828

Ending Assets Under Management	$25,755	$26,147	$25,797

[7]	Prior period assets by strategy have been reclassified.

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
GAAP net income attributable to CAM	$3,228	$2,139	$1,841
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Increase in deferred tax valuation allowance	—	—	900
Non-operating income, net of taxes	(974)	(205)	(178)

Non-GAAP net income attributable to CAM	$4,233	$3,913	$4,542

Diluted - Weighted average shares outstanding	19,048,456	19,805,828	20,661,447

GAAP diluted earnings per share	$0.17	$0.11	$0.09
Non-GAAP diluted earnings per share	$0.22	$0.20	$0.22

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the change in deferred tax valuation allowance and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) change in deferred tax valuation allowance; and

(iii) Non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings has accrued solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Interest income	$50	$39	$73
Interest expense	(1,510)	(1,504)	(1,505)

Net interest expense	(1,460)	(1,465)	(1,432)
Investment income	10,259	1,520	2,042
Miscellaneous other income	205	63	81

Investment and other income	10,464	1,583	2,123

Non-operating income (GAAP)	9,004	118	691
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	(3,181)	(63)	583

Non-GAAP non-operating income, net of redeemable non-controlling interest in partnership investments	$5,823	$55	$1,274

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Returns reflected in earnings
Investment income	$10,259	$1,520	$2,042
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	(3,181)	(63)	583
Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	3,342	1,702	(11,519)

Total corporate investment portfolio returns	$10,420	$3,159	$(8,894)

Average corporate portfolio	$386,932	$417,172	$389,466
Total corporate investment portfolio returns	2.7%	0.8%	(2.3)%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Income tax provision	$2,046	$1,362	$2,575
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(34)	(45)	(16)

Income tax provision attributable to CAM	2,012	1,317	2,559

Net income attributable to CAM	3,228	2,139	1,841

Income before taxes attributable to CAM	$5,240	$3,456	$4,400

CAM’s effective income tax rate[8]	38.4%	38.1%	58.2%

Source: Calamos Asset Management, Inc.

# # #

[8]	The income tax provision for the three months ended June 30, 2013 includes an increase in the valuation allowance of $900,000. Excluding this allowance, CAM’s effective income tax rate would be 37.7%.